UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 7, 2011

(Date of earliest event reported: March 2, 2011)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On March 7, 2011, the Company’s board of directors appointed Mr. Bradley Abelow, the Company’s current Chief Operating Officer and an Executive Vice President, as its President and Chief Operating Officer, effective immediately. In this expanded role, Mr. Abelow, 52, will be responsible for overseeing the execution of the Company’s strategy while continuing to oversee risk, client services, human resources, information technology, procurement and real estate activities.

Mr. Abelow joined the Company in September 2010 to be its Chief Operating Officer. Prior to joining the Company, Mr. Abelow was a founding partner in NewWorld Capital Group, LLC (“NewWorld”), a private equity firm investing in businesses active in the environmental sector. Before co-founding NewWorld, he served as Chief of Staff to Jon S. Corzine, Governor of the State of New Jersey and the Company’s current Chairman and Chief Executive Officer. Prior to his service as Chief of Staff, Mr. Abelow served as Treasurer of the state of New Jersey.

Before serving in New Jersey State government, Mr. Abelow was a partner and managing director of The Goldman Sachs Group (“Goldman Sachs”) where he managed the operations division of Goldman Sachs, which was responsible for the global processing and corporate services functions of the firm. Earlier, while based in Hong Kong, he was responsible for Goldman Sachs’ operations, technology, risk and finance functions in Asia. Mr. Abelow joined Goldman Sachs in 1989 in its investment banking division’s corporate finance department.

Appointment of new Chief Financial Officer

On March 2, 2011, the board of directors of MF Global Holdings Ltd. (the “Company”) appointed Mr. Henri J. Steenkamp the Company’s Chief Financial Officer and an Executive Vice President, effective as of April 1, 2011. Mr. J. Randy MacDonald will remain as the Company’s current Chief Financial Officer until the close of business on March 31, 2011, and thereafter will continue to head the Company’s retail operations.

As Chief Financial Officer, Mr. Steenkamp, age 34, will oversee MF Global’s financial operations, including treasury, accounting, and all global financial control and reporting functions. He will be responsible for aligning MF Global’s finance and capital structures to support the firm’s business strategies and will serve as a member of the firm’s senior management team. Mr. Steenkamp will report to Jon S. Corzine, MF Global’s Chairman and Chief Executive Officer. Mr. Steenkamp will also continue to hold his position as MF Global’s Chief Accounting Officer.

Mr. Steenkamp joined the Company in 2006 as Vice President of External Reporting and was promoted to Chief Accounting Officer later that year. Before joining the Company, Mr. Steenkamp spent eight years with PricewaterhouseCoopers (“PwC”), including four years in PwC’s New York office as part of its Transaction Services group where he managed a variety of capital raising transactions on a global basis for multinational companies. Mr. Steenkamp is a chartered accountant.

On March 7, 2011, the Company issued a press release about the events referenced above. The press release is attached as Exhibit 99.1.

Item 9.01	Exhibits

(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit No.	Description

99.1*	Press Release, dated March 7, 2011.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: March 7, 2011	By:	/s/ Laurie R. Ferber
Laurie R. Ferber
General Counsel